Exhibit 99.1


             Adept Board of Directors Elects Mike Kelly as Chairman


     LIVERMORE, Calif.--(BUSINESS WIRE)--Feb. 1, 2006--Adept Technology, Inc. (NASDAQ:ADEP), the leading provider of intelligent vision-guided robotics and global robotics services, today announced the election of Mike Kelly as Chairman of the Adept Board of Directors.
     Mike Kelly, currently the CEO of Kinsale Associates, LLC, a Silicon Valley merchant banking firm and previously the Vice Chairman of Broadview Jefferies, a leading middle market investment bank, has nearly 25 years of experience with high technology businesses, guiding their development and profitable growth into both Japan and emerging Asia markets.
     "Mike has been a great board member and a valuable source of independent guidance for Adept since 1998," said Rob Bucher, CEO of Adept. "I joined Adept almost two years ago to lead a recovery of the Company and to position us for future growth. With our recovery largely complete, including recent re-listing on the NASDAQ National Market, we now are focused on growth and creating a larger profile for Adept. In this context, having Mike replace me as Chairman of the Board distinct from my role as Chief Executive Officer and a director is appropriate from a corporate governance and operational perspective. We are especially fortunate to have someone like Mike available to us who also has great experience in global markets, especially Asian markets, and in growth through mergers and acquisitions -- two areas of importance to Adept going forward. I look forward to working with Mike and the rest of our Board of Directors in successfully embarking upon the next stage of our growth plans."

     About Adept Technology, Inc.

     Adept Technology, Inc. designs, manufactures and markets robotic systems, motion control and machine vision technology for global markets including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices, and pharmaceutical. Adept robots, controllers, and software are used for small parts assembly, material handling and packaging. Adept intelligent automation product lines include industrial robots, configurable linear modules, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, and systems and applications software. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com.

     Forward-Looking Statements

     This press release may contain certain forward-looking statements including statements regarding growth, revenues and strategic initiatives that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, the company's limited cash resources, its customers' ability to pay invoices in a timely manner; the risk that some of its customers may become insolvent; future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; risks of acceptance of the company's new or current products in the marketplace; the financial and operating risks and regulatory requirements associated with the company's international operations; the cyclicality of capital spending of the company's customers and lack of long-term customer contracts; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the intelligent automation industry; the lengthy sales cycles for the company's products; the company's significant fixed costs which are not easily reduced; the risks associated with sole or single sources of supply and lengthy procurement lead times; risks associated with acquisitions; the risks associated with the seasonality of the company's products; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; the company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; or risks associated with variations in our gross margins based on factors which are not always in our control.
     For a discussion of risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2005 and quarterly report on Form 10-Q for the quarter ended October 1, 2005 including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Factors Affecting Future Operating Results contained therein.


     CONTACT: Adept Technology, Inc.
              Robert Strickland, 925-245-3413 (Investor Relations) fax: 925-245-3510
              investor.relations@adept.com
              Janine Roth, 925-245-3400 (Press and Industry Analysts) fax: 925-960-0427
              janine.roth@adept.com